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                                                                    EXHIBIT 23.1



Binks Sames Corporation:

     We consent to incorporation by reference in the registration statement (No. 333-30191) on Form S-8 of Binks Sames Corporation of our report dated March 16, 1998 relating to the consolidated balance sheets of Binks Sames Corporation and consolidated subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended November 30, 1997 and 1996, which report appears on page F-2 in the November 30, 1997 annual report on Form 10-K/A of Binks Sames Corporation.


                                                      /s/ KPMG Peat Marwick LLP
Chicago, Illinois                                     KPMG PEAT MARWICK LLP
March 26, 1998